SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant
Filed by a Party other than the Registrant        |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                               DIONEX CORPORATION
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

     No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.        Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2.        Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     4.        Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5.        Total fee paid:

        ------------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1    Amount Previously Paid:_______________________________________________
     2 Form, Schedule or Registration Statement No.:_________________________ 3 Filing Party:_________________________________________________________
     4    Date Filed:___________________________________________________________

                               DIONEX CORPORATION
                                501 Mercury Drive
                           Sunnyvale, California 94086

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 23, 1997

TO THE STOCKHOLDERS OF DIONEX CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Dionex Corporation, a Delaware corporation (the "Company"), will be held at Dionex Corporation, 501 Mercury Drive, Sunnyvale, California 94086, on Thursday, October 23, 1997 at 9:00 a.m. for the following purposes:

     1 To elect directors to serve for the ensuing year and until their successors are elected.

     2 To approve an amendment to the Dionex Corporation Stock Option Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 400,000 shares.

     3 To approve an amendment to the 1988 Directors Stock Option Plan to extend the term of the plan to July 27, 2007 and to make certain administrative changes.

     4 To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for its fiscal year ending June 30, 1998.

     5 To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on September 8, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              JAMES C. GAITHER
                                              Secretary

Sunnyvale, California
September 12, 1997

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                               DIONEX CORPORATION
                                501 Mercury Drive
                           Sunnyvale, California 94086

                              1997 Proxy Statement
                 Information Concerning Solicitation and Voting

General

     The enclosed proxy is solicited on behalf of the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders to be held on October 23, 1997, at 9:00 a.m. (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Dionex Corporation, 501 Mercury Drive, Sunnyvale, California 94086.

Solicitation

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

     The Company intends to mail this proxy statement and accompanying proxy card on or about September 12, 1997, to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares

     Only holders of record of Common Stock at the close of business on September 8, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on September 8, 1997, the Company had outstanding and entitled to vote 11,686,011 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 501 Mercury Drive, Sunnyvale, California 94086, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     There are four nominees for the four Board positions presently authorized in the Company's By-laws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, all four directors having been elected by the stockholders.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes of the holders of Common Stock present in person or represented by proxy and entitled to vote.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

     The following information pertains to the nominees, their principal occupations for the preceding five-year period, certain directorships, and their ages as of August 31, 1997.

                                          Principal Occupation/ Positions
  Name                             Age    Held with the Company
  ----                             ---    ---------------------

  David L. Anderson.............    53    General Partner, Sutter Hill Ventures
  James F. Battey...............    76    Independent Investor
  A. Blaine Bowman..............    51    President and Chief Executive Officer
  B. J. Moore...................    61    Management Consultant

     Mr. Anderson has been a general partner of Sutter Hill Ventures, a venture capital investment partnership, since 1974. Mr. Anderson has served as a director of Dionex Corporation since it began operations in 1980 and previously served as a director of the predecessor of Dionex Corporation. Mr. Anderson is also a director of Cytel Corporation, Neurex Corporation, BroadVision, Inc. and Molecular Devices Corporation.

     Dr. Battey was President and Chief Executive Officer of Psi Star, Inc., which manufactured equipment used in the production of computer circuit boards, from 1981 until May 1987, and Chairman of the Board of Psi Star from May 1987 until his retirement in May 1990. Dr. Battey has served as a director of Dionex Corporation since it began operations in 1980 and previously served as a director of the predecessor of Dionex Corporation.

     Mr. Bowman has served as the Company's President and Chief Executive Officer and as a director since the Company began operations in 1980. Mr. Bowman is also a director of Molecular Devices Corporation.

     Mr. Moore is an independent management consultant. From December 1985 until July 1991, he was President of Outlook Technology, Inc., a company that manufactured and sold high performance instrumentation and was merged with Biomation Corporation in August 1991. He has served as a director of Dionex Corporation since it began operations in 1980 and previously served as a director of the predecessor of Dionex Corporation. Mr. Moore is also a director of Adaptec, Inc.



                                       2.

Meetings; Committees

     During the fiscal year ended June 30, 1997, the Board held six meetings. The Board has two committees, an Audit Committee and a Compensation Committee. The Audit Committee recommends engagement of the Company's independent auditors, approves services performed by such auditors, and reviews and evaluates the Company's accounting system and its system of internal accounting controls. The Audit Committee, consisting of Messrs. Anderson, Bowman and Moore and Dr. Battey, held one meeting during the fiscal year ended June 30, 1997.

     The Compensation Committee reviews and administers the compensation of the Company's officers and certain members of senior management of the Company. The members of the Compensation Committee are Messrs. Anderson and Moore and Dr. Battey. During the fiscal year ended June 30, 1997, the Compensation Committee held two meetings.

     During the fiscal year ended June 30, 1997, each Board member attended 75% or more of the aggregate of the meetings of the Board and the committees upon which such member served.

                                   PROPOSAL 2

            APPROVAL OF INCREASE IN NUMBER OF SHARES OF COMMON STOCK ISSUABLE FOR GRANTS UNDER DIONEX CORPORATION STOCK OPTION PLAN

     In July 1997, the Board approved an amendment to the Dionex Corporation Stock Option Plan (the "Plan") increasing the number of shares of Common Stock issuable under the Plan by 400,000 shares. The Board also approved certain administrative amendments that it deemed advisable as a result of changes in the securities laws. At June 30, 1997, 711,677 shares (plus any shares that might be returned to the Plan as a result of cancellations or expiration of options) remained available for future grant under the Plan. During the fiscal year ended June 30, 1997, the Company granted to all current executive officers as a group options to purchase 191,000 shares at an exercise price of $32.625 per share and to all employees (excluding executive officers) as a group options to purchase 167,200 shares at an exercise price of $32.625 per share.

     Stockholders are requested in Proposal 2 to approve the amendments to the Plan. If the stockholders fail to approve Proposal 2, the number of shares available for future grant under the Plan will remain at 711,677. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendments to the Plan. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     The essential features of the Plan, as amended, are outlined below:

General

     The Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the federal income tax treatment of incentive and nonstatutory stock options.



                                       3.

Purpose

     The Plan was adopted to provide a means by which selected officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. As of June 30, 1997, stock options have been granted to approximately 20% of the Company's active employees.

Administration

     The Plan is administered by the Board. The Board has the power to construe and interpret the Plan and, subject to the provisions of the Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board is authorized to delegate administration of the Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the Plan to the Compensation Committee of the Board. As used herein with respect to the Plan, the "Board" refers to the Compensation Committee as well as to the Board itself.

     Pursuant to the Plan, directors who serve as members of the Compensation Committee must be "outside directors." This limitation excludes from the Compensation Committee (i) current employees of the Company, (ii) former employees of the Company receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company, and (iv) directors currently receiving direct or indirect remuneration from the Company in any capacity (other than as a director), unless any such person is otherwise considered an "outside director" for purposes of
Section 162(m) of the Code.

Eligibility

     Incentive stock options may be granted under the Plan only to selected key employees (including officers) of the Company and its affiliates. Selected key employees (including officers) and consultants are eligible to receive nonstatutory stock options under the Plan. Directors who are not salaried employees of or consultants to the Company or to any affiliate of the Company are not eligible to participate in the Plan.

     No incentive option may be granted under the Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

     The Plan limits grants to 200,000 shares of Common Stock for each employee for each twelve-month period. The purpose of this limitation is generally to comply with requirements for options granted with an exercise price at least equal to fair market value of the Common Stock on the date of grant to qualify as "performance-based compensation" under Code Section 162(m), such that the Company may continue to be able to deduct for tax purposes the compensation attributable to the exercise of such options granted under the Plan.

Stock Subject to the Plan

     If options granted under the Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the Plan.


                                       4.

Terms of Options

     The following is a description of the permissible terms of options under the Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options under the Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options are granted with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Code Section 162(m). See "Federal Income Tax Information." At July 31, 1997, the closing price of the Company's Common Stock as reported on The Nasdaq National Market was $45.625 per share.

     The exercise  price of options  granted under the Plan must be paid either:
(a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement; or (iii) in any other form of legal consideration acceptable to the Board.

     Option Exercise. Options granted under the Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the Plan typically vest in 25% increments each year beginning one year from the date of the grant. Shares covered by options granted in the future under the Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the service of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

     Term. The maximum term of options under the Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Plan generally terminate 30 days after termination of the optionee's employment or relationship as a consultant of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within 30 days after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within 18 months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.


                                       5.

Adjustment Provisions

     If there is any change in the stock subject to the Plan or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an optionee during any twelve-month period, and the class, number of shares and price per share of stock subject to such outstanding options.

Effect of Certain Corporate Events

     The Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue options outstanding under the Plan, or to substitute similar options, then the time during which such options may be exercised will be accelerated and the options terminated if not exercised during such time. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

     The Board may suspend or terminate the Plan without stockholder approval or ratification at any time or from time to time. Excluding any such action by the Board, the Plan will terminate on July 26, 2005.

     The Board may also amend the Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company if the amendment requires stockholder approval in order to satisfy the requirements of Section 422 of the Code or Rule 16b-3 under the Securities Exchane Act of 1934, as amended (the "Exchange Act"). The Board may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation to certain employees.

Restrictions on Transfer

     Under the Plan, an incentive stock option may not be transferred by the optionee other than by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option may not be transferred except by will or by the laws of descent and distribution or under certain other limited circumstances. In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer as the Board deems appropriate.

Federal Income Tax Information

     Incentive Stock Options. Incentive stock options under the Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may cause an optionee to become subject to the alternative minimum tax or result in an increase in the optionee's alternative


                                       6.

minimum tax liability.

     If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the stock was held. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. The current maximum long-term capital gains rate for federal income tax purposes is generally 28% for assets held for between 12 and 18 months and 20% for assets held for more than 18 months. The maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on how long the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in


                                       7.

writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.


                                   PROPOSAL 3

    APPROVAL OF AMENDMENT TO 1988 DIRECTORS' STOCK OPTION PLAN TO EXTEND TERM
                      AND CERTAIN ADMINISTRATIVE AMENDMENTS

     In July 1997, the Board approved an amendment to the 1988 Directors' Stock Option Plan (the "Directors' Plan") to extend the term of such plan to July 27, 2007. The Board also approved certain administrative amendments that it deemed advisable as a result of changes in the securities laws. At June 30, 1997, 72,000 shares (plus any shares that might be returned to the Directors' Plan as a result of cancellations or expiration of options) remained available for future grant under the Directors' Plan. During the fiscal year ended June 30, 1997, the Company automatically granted to all non-employee directors as a group options to purchase 6,000 shares at an exercise price of $39.50 per share.

     Stockholders are requested in Proposal 3 to approve the amendments to the Directors' Plan. If the stockholders fail to approve Proposal 3, the Directors' Plan will expire in 1998. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendments to the Directors' Plan. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     The essential features of the Directors' Plan, as amended, are outlined below:

General

     The Directors' Plan provides for the automatic grant of nonstatutory stock options to directors of the Company who are not otherwise employees of the Company or any parent or subsidiary of the Company ("Non- Employee Directors"). See "Federal Income Tax Information" for a discussion of the federal income tax treatment of nonstatutory stock options.

Purpose

     The Directors' Plan was adopted to provide a means by which Non-Employee Directors could be given an opportunity to purchase stock in the Company and to assist in attracting and retaining the services of qualified Non-Employee Directors. As of June 30, 1997, 78,000 options to purchase Common Stock had been granted under the Directors' Plan.


                                       8.

Administration

     The Directors' Plan is administered by the Board. The Directors' Plan provides for the automatic grant of an option to purchase 10,000 shares of Common Stock upon each Non-Employee Director's initial election to the Board by the Board or the stockholders of the Company, and an option to purchase 2,000 shares of Common Stock each year upon such Non-Employee Director's re-election to the Board. The Board is authorized to delegate administration of the Directors' Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the Directors' Plan to the Compensation Committee of the Board. As used herein with respect to the Directors' Plan, the "Board" refers to the Compensation Committee as well as to the Board itself.

     Pursuant to the Directors' Plan, directors who serve as members of the Compensation Committee must be "outside directors." This limitation excludes from the Compensation Committee (i) current employees of the Company, (ii) former employees of the Company receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company, and (iv) directors currently receiving direct or indirect remuneration from the Company in any capacity (other than as a director), unless any such person is otherwise considered an "outside director" for purposes of Section 162(m).

Eligibility

     Only Non-Employee Directors are eligible to receive option grants under the Directors' Plan. Messrs. Anderson and Moore and Dr. Battey currently qualify as Non-Employee Directors and, as such, each received an option to purchase 2,000 shares of Common Stock in October 1996 with an exercise price of $39.50 per share.

Stock Subject to the Directors' Plan

     If options granted under the Directors' Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the Directors' Plan.

Terms of Options

     The following is a description of the terms of options under the Directors' Plan.

     Exercise Price; Payment. The exercise price of options granted under the Directors' Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant. The exercise price of options granted under the Directors' Plan must be paid either: (a) in cash at the time the option is exercised; (b) by delivery of other Common Stock of the Company; or (c) by some combination of consideration listed in (a) and (b) above.

     Option Exercise. Options granted under the Directors' Plan vest in 25% increments each year beginning one year from the date of grant.

     Term. The maximum term of options under the Directors' Plan is five years. Options under the Directors' Plan terminate 30 days after termination of the optionee's service as a Non-Employee Director or employee of the Company or any affiliate of the Company, unless such termination is due to such person's death or permanent and total disability (as defined in the Code), in which case the option may be exercised at any time within one year of such termination. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.


                                       9.

Adjustment Provisions

     If there is any change in the stock subject to the Directors' Plan or subject to any option granted under the Directors' Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding options.

Effect of Certain Corporate Events

     The Directors' Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the Directors' Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue options outstanding under the Directors' Plan, or to substitute similar options, then the time during which such options may be exercised will be accelerated and the options terminated if not exercised during such time. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

     The Board may suspend or terminate the Directors' Plan without stockholder approval or ratification at any time or from time to time. Excluding any such action by the Board, the Directors' Plan will terminate on July 27, 2007. The Board may also amend the Directors' Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company if such modification requires stockholder approval in order to comply with Rule 16b-3 under the Exchange Act. The Board may submit any other amendment to the Directors' Plan for stockholder approval.

Restrictions on Transfer

     Under the Directors' Plan, an option may not be transferred except by will or by the laws of descent and distribution. In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee's death.

Federal Income Tax Information

     Nonstatutory stock options granted under the Directors' Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on how long the stock was held for more than one year.


                                      10.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

                                   PROPOSAL 4

                        APPROVAL OF INDEPENDENT AUDITORS

     Deloitte & Touche LLP ("Deloitte & Touche") has served as the Company's independent auditors with respect to the Company's books and accounts since the Company began operations in 1980.

     The stockholders are being asked to ratify the approval of Deloitte & Touche as independent auditors for the fiscal year ending June 30, 1998. Although it is not required to do so, the Board is submitting the approval of Deloitte & Touche to the stockholders for ratification as a matter of good corporate practice. Should the stockholders fail to provide such ratification, the Board would reconsider its approval of Deloitte & Touche as independent auditors for the fiscal year ending June 30, 1998. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

     Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Stockholders. They do not expect to make any statement, but will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting will be required to ratify the selection of Deloitte & Touche.

                 THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION
                     OF THE SELECTION OF DELOITTE & TOUCHE.


                                      11.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of August 1, 1997 by (i) each director, (ii) each Named Executive Officer (as defined under "Executive Compensation"), (iii) all executive officers and directors as a group and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock:

                                                         Beneficial Ownership(1)
                                                         -----------------------
                                                         Number        Percent
Name of Beneficial Owner                                of Shares     of Class
------------------------                                ---------     --------
Pioneering Management Corporation(2) ................   1,388,000      11.9%
  60 State Street
  Boston, MA 02109
Janus Capital Corporation(3) ........................     930,015       8.0%
  100 Fillmore Street #300
  Denver, CO 80206
A. Blaine Bowman(4)(5) ..............................     736,976       6.1%
James F. Battey .....................................     267,690       2.3%
Barton Evans, Jr.(5) ................................     176,115       1.5%
David L. Anderson(5)(6) .............................     154,060       1.3%
Nebojsa Avdalovic(5) ................................      42,084       *
Michael Pope(5) .....................................      29,160       *
B. J. Moore(5) ......................................      18,020       *
Bruce Barton(5) .....................................      16,668       *
All executive officers and directors as a group
  (10 persons)(7) ...................................   1,486,854      12.1%

----------

* Less than one percent.

     1This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 11,677,661 shares outstanding on August 1, 1997 adjusted as required by rules promulgated by the SEC.

     2Pioneering Management Corporation is a registered investment adviser. Of the shares set forth above, as of August 1, 1997, Pioneering Management Corporation had shared investment power with respect to 1,188,000 shares, sole investment power with respect to 200,000 shares and sole voting power with respect to 1,388,000 shares.

     3Janus Capital Corporation ("Janus") is a registered investment advisor. As of August 1, 1997, Janus had shared dispositive and voting power with respect to all of the shares set forth above.

     4Includes 26,132 shares held of record by a trust for the benefit of Mr. Bowman's minor daughter, as to which shares Mr. Bowman disclaims beneficial ownership.


                                      12.

     5Includes shares subject to outstanding stock options that were exercisable on August 1, 1997 or that could become exercisable within 60 days thereafter,  as follows:  Mr. Bowman,  382,200 shares;  Mr. Evans,  135,000 shares; Mr. Anderson, 3,000 shares; Mr. Avdalovic, 41,000 shares; Mr. Barton, 14,750 shares; Mr. Pope, 26,000 shares; and Mr. Moore, 3,000 shares.

     6Includes 10,650 shares held by Mr. Anderson as custodian for his minor son, as to which shares Mr. Anderson disclaims beneficial ownership.

     7Includes shares described in the notes above, as applicable, and 649,977 shares subject to outstanding stock options held by other executive officers of the Company that were exercisable on August 1, 1997 or could become exercisable within 60 days thereafter.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1997, the Company's executive officers and directors complied with applicable Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

Compensation of Directors

     Each Non-Employee Director received an annual fee of $15,000 in fiscal 1997 and $1,000 for each regularly scheduled meeting attended, including the Audit Committee meeting, and $750 for every other meeting attended. The fees payable to Non-Employee Directors during fiscal 1998 will remain the same as in fiscal 1997. In addition, each Non-Employee Director is eligible for option grants under the Directors' Plan. Options to purchase 8,000 shares of Common Stock granted under the Directors' Plan were exercised during fiscal 1997, and the value realized upon exercise of such options was $209,188.


                                      13.

Compensation of Executive Officers

     The following table sets forth, for the fiscal years ended June 30, 1997, 1996, and 1995, certain compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers at June 30, 1997 (the "Named Executive Officers").

                                             SUMMARY COMPENSATION TABLE

Name and Principal Position             Year               Annual Compensation                 Long-Term            All Other
---------------------------             ----               -------------------               Compensation         Compensation
                                                                                                Awards                 (3)
                                                                                                ------                 ---

                                                                                              Securities
                                                                                              Underlying
                                                                                                Options
                                                                                                -------
                                                         Salary(1)            Bonus(2)
                                                         ---------            --------

A. Blaine Bowman ..................   1997                $319,904          $345,413(4)           100,000              $8,000
  President and                       1996                 303,465           320,859(4)                --               7,408
  Chief Executive Officer             1995                 286,212           278,710               70,000               7,841

Barton Evans, Jr. .................   1997                $192,946             $120,077            28,000              $8,011
  Senior Vice President               1996                 183,273               97,299                --               7,474
                                      1995                 173,099               79,784            30,000               7,471

Nebojsa Avdalovic .................   1997                $163,008              $55,004             9,000              $7,113
  Vice President                      1996                 155,515               69,026                --               7,856
                                      1995                 150,012               59,622            14,000               7,782

Bruce Barton(5) ...................   1997                $125,954              $81,974            18,000              $8,080
  Vice President

Michael Pope ......................   1997                $146,031              $66,433            18,000              $8,134
  Vice President and                  1996                 137,254               56,537                --               8,333
  Chief Financial Officer             1995                 105,924               50,762            22,000               7,096




(1) Includes amounts earned but deferred at the election of the Named Executive Officers pursuant to the Company's 401(k) Plan.

(2)  Amounts shown include  amounts earned under the Company's  Employee  Profit
     Sharing  Plan and the  Management  Bonus Plan.  Under the  Employee  Profit
     Sharing Plan, amounts earned in fiscal years 1997, 1996, and 1995, respectively, were as follows: Mr. Bowman $70,413, $70,859 and $54,710; Mr. Evans $33,077, $31,299 and $23,784; Dr. Avdalovic $23,004, $25,026 and
     $19,622;  and Mr. Pope $22,433,  $21,537 and $14,762.  Under the Management
     Bonus Plan, amounts earned in fiscal years 1997, 1996 and 1995, respectively, were as follows: Mr. Bowman $275,000, $250,000 and $224,000; Mr. Evans $87,000, $66,000 and $56,000; Dr. Avdalovic $32,000, $44,000 and
     $40,000;  and Mr. Pope $44,000,  $35,000 and $36,000.  In fiscal 1997,  Mr.
     Barton earned $21,974 under the Employee Profit Sharing Plan and $60,000 under the Management Bonus Plan.

(3)  Amounts shown include Company contributions to the Company's 401(k) Plan.

(4) Includes $175,000 and $150,000 deferred at the election of Mr. Bowman for fiscal 1997 and fiscal 1996, respectively, pursuant to the Company's compensation deferral plan established by the Company for Mr. Bowman.




                                      14.

(5) Mr. Barton became an executive officer of the Company in July 1996. Therefore, no amounts are shown for fiscal 1996 and 1995.

Stock Option Grants and Exercises

     The Company grants options to its executive officers under the Plan. The Plan will terminate in July 2005 unless sooner terminated by the Board. As of June 30, 1997, options to purchase a total of 1,504,088 shares had been granted and were outstanding under the Plan and the Company's now-expired 1984 Supplemental Stock Option Plan. Options to purchase 711,677 shares remained available for grant under the Plan.

     The following tables show, for the fiscal year ended June 30, 1997, certain information regarding options granted to, exercised by and held at year end by the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                      15.

                                        Individual Grants
                                        -----------------
Name                                    Number of     % of Total      Exercise       Expiration         Potential Realizable Value
----                                   Securities      Options         or Base          Date             at Assumed Annual Rates
                                       Underlying     Granted to        Price           ----           of Stock Price Appreciation
                                         Options      Employees          Per                               for Option Term(3)
                                        Granted(1)     in Fiscal         Share                             ------------------
                                        ----------      Year(2)          -----                              5%              10%
                                                        -------                                             --              ---
Mr. Bowman .................            100,000         27.9%         $32.625         12/17/06         $2,051,769         $5,199,585
Mr. Evans ..................             28,000          7.8%         $32.625         12/17/06           $574,495         $1,455,884
Dr. Avdalovic ..............              9,000          2.5%         $32.625         12/17/06           $184,659           $467,963
Mr. Pope ...................             18,000          5.0%         $32.625         12/17/06           $369,318           $935,925
Mr. Barton .................             18,000          5.0%         $32.625         12/17/06           $369,318           $935,925
------------------------------------------------------------------------------------------------------------------------------------
All stockholders as a group(4)                                                                             $244.7             $620.2
                                                                                                          million            million
------------------------------------------------------------------------------------------------------------------------------------

(1) Consists of nonstatutory stock options to purchase 173,000 shares of Common Stock granted under the Plan. Each of such options has a ten-year term, subject to earlier termination upon death, disability or termination of employment, and vest in four equal annual installments beginning one year from the date of the grant. The exercise prices of such options are equal to 100% of the fair market value of the Company's Common Stock at December 18, 1996 based on the closing sales price of the Common Stock as reported on the Nasdaq National Market for the business day prior to the date of grant. Options granted under the Plan generally expire ten years from the date of the grant and become exercisable in 25% increments each year beginning one year from the date of the grant. The Plan contains provisions permitting the Board to accelerate vesting of outstanding options. In addition, in the event of a dissolution or liquidation of the Company, a specified stockholder-approved merger or a sale of all or substantially all of the assets of the Company, to the extent permitted by law, vesting with respect to each outstanding option will automatically be accelerated, unless such options are either assumed by any successor corporation (or its parent corporation) or are otherwise replaced with comparable options to purchase shares of the capital stock of such successor corporation or parent thereof. See Proposal 2 above for further information regarding the terms of options granted under the Plan.

(2)  Based on 358,200 options granted to employees in fiscal 1997.

(3) In accordance with the rules of the SEC, the table sets forth the hypothetical gains or "option spreads" that would exist for such options at the end of their respective terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date of grant to the end of the option term (ten years). The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term at the appreciated stock price. For example, a stockholder who purchased one share of stock on December 18, 1996 at $32.625, held the stock for ten years (while the stock appreciated at 5% or 10% annual rate, respectively) and sold it on December 17, 2006, would have profits of $20.52 and $52.00, respectively, on his or her $32.625 investment. No gain to the optionee is possible unless the price of the Company's stock increases over the option term, benefiting all of the Company's stockholders. These amounts represent certain assumed rates of appreciation in accordance with the rules of the SEC and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock.

(4) These amounts represent the increase in the aggregate market value of the Common Stock outstanding



                                      16.

     as of December 18, 1996 (11,926,994 shares) assuming the annual rates of stock price appreciation set forth above over the ten-year period used for the Named Executive Officers.

                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                           FISCAL YEAR-END OPTION VALUES

Name                                     Number of          Value           Number of Securities       Value of Unexercised In-the-
----                                      Shares         Realized(1)             Underlying                        Money
                                        Acquired On      -----------   Unexercised Options at Fiscal    Options at Fiscal Year End
                                         Exercise                                 Year End
                                         --------                       Exercisable/Unexercisable(2)   Exercisable/Unexercisable(3)
                                                                        ----------------------------   ----------------------------
Mr. Bowman .....................          88,000          $3,320,313          365,200 / 152,000          $14,282,750 /$3,518,500
Mr. Evans ......................            --                --               126,500 / 51,500          $4,872,438 /$1,273,562
Dr. Avdalovic ..................            --                --                36,750 / 20,250           $1,309,406 /$528,469
Mr. Pope .......................            --                --                22,250 / 32,750            $742,719 /$819,531
Mr. Barton .....................            --                --                11,750 / 28,500            $380,250 /$667,688


(1) Represents the fair market value of the underlying shares on the date of exercise (based upon the closing sales price reported on The Nasdaq National Market or the actual sales price if the shares were sold by the optionee) less the exercise price.

(2)  Includes both in-the-money and out-of-the-money options.

(3) Represents the fair market value of the underlying shares on the last day of the fiscal year ($51.25 based on the closing sales price of the Common Stock as reported on The Nasdaq National Market) less the exercise price.



                                      17.

                         COMPENSATION COMMITTEE REPORT1

     The Compensation Committee of the Board (the "Committee") consists of non-employee directors and establishes compensation policy and practices for the Company's Chief Executive Officer ("CEO") and its other executive officers. All compensation at the Company is based upon a sustained high level of individual performance and the Company's overall performance. The Committee provides direction and makes recommendations on all compensation matters relating to executive officers and other senior management employees, including stock option grants.

Compensation Philosophy

     The goal of the compensation program is to tie compensation to the attainment of specific business and individual objectives, while providing compensation sufficient to attract, retain, motivate and reward executive officers and other key employees who contribute to the long-term success of the Company. In furtherance of these goals, annual base salaries are generally set at levels that take into account both competitive and performance factors. The Company also relies to a significant degree on annual and longer-range incentive compensation in order to attract and motivate its executives. Incentive compensation is variable and is closely tied to corporate performance to encourage profitability growth and the enhancement of stockholder value. The Company's total compensation package, composed of base salary, bonus awards and stock option grants, is designed to be competitive with leading separations science and high technology companies with which the Company competes for people.

Cash-Based Compensation

     Cash-based compensation paid to executive officers in fiscal 1997 consisted of base salary, including amounts received pursuant to the Company's Employee Profit Sharing Plan, and an annual incentive award under the Company's Management Bonus Plan. For fiscal 1997, in making its competitive analysis of cash-based executive compensation, the Committee reviewed surveys provided by Towers Perrin, Hewitt and Associates and the Western Management Group, all nationally recognized consulting organizations specializing in executive compensation, of compensation paid to executive officers of separations science and high technology companies. Generally, the Committee sets annual base salary levels and bonus amounts to provide for a total cash-based compensation that is within the second and third quartiles of compensation paid to executive officers of separations science and high technology companies with which the Company competes for talented executives.

     Base Salary

     The Committee annually reviews and adjusts each executive officer's base salary. To ensure retention of qualified management, the Committee generally targets base salaries paid to executive officers at competitive levels, based on the surveys described above. In addition, when reviewing base salaries, the Committee considers both qualitative and quantitative factors relating to individual and corporate performance, levels of responsibility, prior experience and breadth of knowledge. The Committee does not base its considerations on any single one of these factors nor does it specifically assign relative weights to factors. In many instances, the qualitative factors necessarily involve a subjective assessment by the Committee. Generally, in determining salary adjustments for executive officers (other than the chief executive officer), the Committee relies primarily on the evaluation and recommendations of Mr. Bowman.

----------

1 The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.



                                      18.

     Employee Profit Sharing Plan

     The Company's Employee Profit Sharing Plan (the "EPSP") has been established to reward all North American full-time employees of the Company, including executive officers, for their contributions to the Company's profitability for any given year. The structure of the EPSP provides for the development of a compensation pool, the size of which is based on profits for a given year. In fiscal 1997, each eligible employee, including each of the executive officers, received pursuant to the EPSP an amount equal to approximately 11.8% of such employee's eligible compensation.

     Annual Incentive Award

     The Management Bonus Plan (the "MBP"), an annual incentive award plan, is the variable pay program for officers and other senior managers of the Company. The actual bonus award earned depends on the extent to which Company and individual performance objectives are achieved for any given year. Company objectives consist of achieving operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal of building stockholder value. The Company does not set any specific target levels of compensation nor does it base its bonus determinations on achievement of all criteria. At the end of each fiscal year, the Committee evaluates the degree to which the Company has met its goals in light of its historical and industry-wide performance. The Committee then determines individual awards under the MBP by evaluating each participant's contribution to the achievement of the Company's objectives and overall individual performance as well as by ensuring that the bonus awards remain at competitive levels.

     Cash-based Compensation For Fiscal 1997

     The amount of the aggregate of Mr. Bowman's base salary and EPSP award for fiscal 1996, in addition to his annual bonus under the MBP, was in the third quartile compared to the surveyed group of leading separations science and high technology companies. Following a review of the above-described surveys, the Committee set Mr. Bowman's base annual salary for fiscal 1997 at $320,000, representing an increase of 5% over his base salary for fiscal 1996.

     In setting Mr. Bowman's base salary and amount of award under the MBP, the Committee took into account, in addition to competitive consideration, the Committee's evaluation of Mr. Bowman's contribution to the performance of the Company in fiscal 1997. In particular, the Committee took into consideration the Company's financial performance, including sales growth and profitability, as well as contributions by Mr. Bowman to achievements in strategic planning and positioning. The Committee also considered Mr. Bowman's leadership and experience in the separations science industry and the scope of Mr. Bowman's responsibility and rated Mr. Bowman's individual performance as exceptional. This performance level resulted in an annual bonus award to him of $275,000.

     Similar competitive consideration and corporate and individual performance factors accounted for increases in base salaries and were taken into consideration in determining awards under the MBP for other executive officers for fiscal 1997. The percentage increase in base salaries of executive officers ranged from 4% to 5%. The executive officers received awards under the MBP ranging from 20% to 48% of their base salaries.

     Long-Term Incentives

     The Company utilizes a long-term incentive program, currently consisting of the Dionex Corporation Stock Option Plan (the "Plan") and, until August 1994, also consisting of the Supplemental Stock Option Plan, to further align the interests of stockholders and management by creating common incentives related to the possession by management of a substantial economic interest in the long-term appreciation of the Company's stock. In determining the size of an option to be granted to an executive officer, the Committee takes into account the officer's position and level of responsibility within the Company, the officer's existing stock and unvested option holdings, the potential


                                      19.

reward to the officer if the stock price appreciates in the public market, and the competitiveness of the officer's overall compensation arrangements, including stock options. Additional long-term incentives are provided through the Company's Employee Stock Participation Plan in which all eligible employees, including eligible executive officers of the Company, may purchase stock of the Company, subject to specified limits, at 85% of fair market value.

     In fiscal 1997, Mr. Bowman was granted an option to purchase 100,000 shares and the other executive officers were granted options to purchase shares in amounts ranging from 9,000 to 28,000 shares. No options were granted to executive officers in fiscal 1996.

     Section 162(m) of the Code limits the Company to a deduction, for federal income tax purposes, of no more than $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation." The Compensation Committee has determined that stock options granted under the Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation." In fiscal 1996, the Company's stockholders approved an amendment to the Plan that enables any compensation recognized by a Named Executive Officer as a result of the grant of such a stock option that qualifies as "performance-based compensation" and thus be deductible by the Company without regard to the $1 million limit otherwise imposed by Code Secton 162(m). The Committee believes that it is quite unlikely that compensation, excluding the value of any stock options granted under the Plan paid to any Named Executive Officer in a taxable year which is subject to the limitation will exceed $1 million.


                                                          DAVID L. ANDERSON
                                                     JAMES F. BATTEY
                                                     B. J. MOORE


                                      20.

                       PERFORMANCE MEASUREMENT COMPARISON1

     The following chart shows total stockholder return for the Standard & Poor's 500 Stock Index, a peer group index comprised of all public companies using SIC Code 3826 (Laboratory Analytical Instruments) (the "Peer Group")2 and for the Company:

           Comparison of 5-Year Total Cumulative Return on Investment4

--------------------------------------FISCAL YEAR ENDING----------------------------------------
COMPANY             1992      1993           1994           1995           1996           1997
DIONEX CORP         100       129.09         120.91         166.36         234.55         372.73
PEER GROUP          100       106.18         111.44         138.79         189.88         232.22
S + P 500           100       113.65         115.25         145.30         183.09         246.61

--------

1 This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2 Upon written request of a stockholder, the Company will provide a list of companies comprising the Peer Group as well as the list of companies that were included in the prior year's Peer Group but are not included in this year's Peer Group because such companies are no longer listed under the SIC Code 3826 and companies that were not included in the prior year's Peer Group but are included in this year's Peer Group because such companies are currently, but were not in the prior year, listed under the SIC Code 3826.

3 The total return on investment (change in year-end stock price plus reinvested dividends) for the Company, the S&P 500 Stock Index and the Peer Group, based on June 30, 1992 = 100. In accordance with the rules of the SEC, the returns of companies comprising the Peer Group are weighted according to their respective stock market capitalization at the beginning of each period for which a return is indicated.



                                      21.

21322890
082197

                                  OTHER MATTERS

     The Board does not know of any other matters that may come before the meeting. If any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than May 15, 1998 in order to be included in the proxy statement and proxy relating to that meeting.

                                   By Order of the Board of Directors


                                   JAMES C. GAITHER
                                   Secretary

September 12, 1997


                                      22.

                               DIONEX CORPORATION

                                STOCK OPTION PLAN

                     (As Amended and Restated July 28, 1997)

1.   PURPOSES.

     (a) The purpose of the Plan is to provide a means by which selected Employees of and Consultants to the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     (c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.   DEFINITIONS.

     (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

     (b) "Board" means the Board of Directors of the Company.



                                       1.

     (c) "Code"  means the  Internal  Revenue  Code of 1986,  as  amended.

     (d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

     (e) "Company" means Dionex Corporation, a Delaware corporation.

     (f) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (g) "Continuous Status as an Employee or Consultant" means the employment or relationship as a Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

     (h) "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

     (i) "Director" means a member of the Board.

     (j) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.


                                       2.

     (l) "Fair Market Value" means, as of any date, the value of the common stock of the Company determined as follows:

          (1) If the common stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

          (2) If the common stock is not quoted on the Nasdaq National Market, or if the common stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

          (3) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

     (m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (n) "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a


                                       3.

Consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (p) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (q) "Option" means a stock option granted pursuant to the Plan.

     (r) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (s) "Optionee" means an Employee or Consultant who holds an outstanding Option.

     (t) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or


                                       4.

an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of
Section 162(m) of the Code.

     (u) "Plan" means this Dionex Corporation Stock Option Plan.

     (v) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

3.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (1) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the provisions of each Option granted (which need not be identical), including the time or times such Option may be exercised in whole or in part; and the number of shares for which an Option shall be granted to each such person.

          (2) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (3) To amend the Plan or an Option as provided in Section 11.


                                       5.

          (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

     (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee may be Non-Employee Directors and may also be, in the discretion of the Board, Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

4.   SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate Three Million (3,000,000) shares of the Company's common stock. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the


                                       6.

stock not purchased under such Option shall revert to and again become available for issuance under the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.   ELIGIBILITY.

     (a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted only to Employees or Consultants.

     (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five
(5) years from the date of grant.

     (c) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than two hundred thousand (200,000) shares of the Company's common stock in any twelve (12)-month period.

6.   OPTION PROVISIONS.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:


                                       7.

     (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

     (b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

     (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement. Notwithstanding anything to the foregoing, the "par value" of the common stock may not be paid by deferred payment.

     (d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory


                                       8.

Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

     (f) Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser


                                       9.

representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (g) Termination of Employment or Relationship as a Consultant. In the event an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date thirty (30) days after the termination of the Optionee's Continuous Status as an Employee or Consultant (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option


                                      10.

within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (h) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date one (1) year following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (i) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option Agreement after the termination of, the Optionee's Continuous Status as an Employee or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of


                                      11.

death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (j) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

     (k) Withholding. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the Optionee as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

7. COVENANTS OF THE COMPANY.

     (a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; provided, however, that this undertaking shall not require


                                      12.

the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.


8.   USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.   MISCELLANEOUS.

     (a) The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest pursuant to subsection 6(e), notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

     (b) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

     (c) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee or Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Consultant of any individual with or without cause.


                                      13.

     (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under the Plan and all other stock plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

10.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any twelve (12) month period pursuant to subsection 5(c), and the outstanding Options will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Options.

     (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those


                                      14.

outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then, with respect to Options held by persons then performing services as Employees or Consultants, the time during which such Options may be exercised shall be accelerated and the Options terminated if not exercised prior to such event.

11.  AMENDMENT OF THE PLAN AND OPTIONS.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

     (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.


                                      15.

     (d) Rights and obligations under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

     (e) The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights and obligations under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and
(ii) such person consents in writing.

12.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on August 26, 2005, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

13.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.


                                      16.

                               DIONEX CORPORATION

                        1988 DIRECTORS' STOCK OPTION PLAN

                     (As Amended and Restated July 28, 1997)

1.   PURPOSE

     (a) The purpose of the 1988 Directors' Stock Option Plan (the "Plan") is to provide a means by which each director of DIONEX CORPORATION, a Delaware corporation (the "Company"), who is not otherwise an employee of the Company or any Affiliate as defined in subparagraph 1(b), and has not been an employee of the Company or any Affiliate for all or part of the preceding fiscal year (each such person being referred to as a "Non-Employee Director") may be given an opportunity to purchase stock of the Company.

     (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (d) The Company intends that the options issued under the Plan not be incentive stock options as that term is used in Section 422 of the Code.

2.   ADMINISTRATION

     (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have


                                       1.

the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

     (b) The Board shall have the power, subject to and within the limitations of, the express provisions of the Plan:

          (1) To construe and interpret the Plan and options granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in any option agreement or option grant form under the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (2) To amend the Plan as provided in paragraph 11.

          (3) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

     (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The
Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.   SHARES SUBJECT TO THE PLAN

     (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed


                                       2.

in the aggregate one hundred fifty thousand (150,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.   ELIGIBILITY

     Options shall be granted only to Non-Employee Directors of the Company.

5.   NON-DISCRETIONARY GRANTS

     (a) Each Non-Employee Director who serves on the Company's Board of Directors on the date of initial approval of the Plan by the stockholders of the Company in 1988 (the "Adoption Date") shall automatically be granted under the Plan, without further action by the Company, the Board, or the Company's stockholders, an option to purchase ten thousand (10,000) shares of common stock of the Company (subject to adjustment as provided in paragraph 10 hereof) on the terms and conditions set forth herein.

     (b) Each person who is elected for the first time to be a Non-Employee Director after the Adoption Date shall, on the date of his or her initial election as a Non-Employee Director by the Board or stockholders of the Company, automatically be granted an option to purchase ten thousand (10,000) shares of the Company's common stock (subject to adjustment as provided in paragraph 10 hereof) upon the terms and conditions set forth herein.

     (c) On October 21 of each year (or the next business day should such date be a legal holiday), commencing October 21, 1989 and ending on October 21, 1996 (inclusive), and


                                       3.

thereafter on the date of each annual meeting of stockholders of the Company, an option to purchase two thousand (2,000) shares of the Company's common stock (subject to adjustment as provided in paragraph 10 hereof) shall automatically be granted to each person who (i) is at that time a Non-Employee Director (and, in the case of options granted after 1996, has been re- elected to the Board by the stockholders on such date), (ii) has already received an option to purchase 10,000 shares of common stock of the Company pursuant to paragraphs 5(a) or 5(b) hereof, and (iii) has served continuously as a Non-Employee Director for the entire preceding fiscal year.

6. OPTION PROVISIONS

     Each option granted under the Plan shall contain the following terms and conditions (through incorporation of provisions hereof by reference in the option or otherwise):

     (a) The term of each option shall be five (5) years from the date granted (the "Expiration Date"). Notwithstanding the foregoing, if an optionee's service as a Non-Employee Director or, subsequently, as an employee of the Company terminates for any reason or for no reason, the option(s) held by such optionee shall terminate on the earlier of the Expiration Date or thirty (30) days following the date of termination of service; provided, however, that (i) if such termination of service is due to the optionee's death or permanent and total disability (within the meaning of Section 422(c)(6) of the Code) ("disability"), the option shall terminate on the earlier of the Expiration Date or twelve (12) months following the date of the optionee's death or disability, or (ii) if exercise of the option within thirty (30) days after such termination of service would result in liability under section 16(b) of the Securities Exchange Act of 1934, as amended, the option shall terminate on the earlier of
(A) the Expiration Date of the option,


                                       4.

(B) the tenth (10th) day after the last date upon which exercise would result in such liability, or (C) six (6) months and ten (10) days after the termination of service with the Company.

     (b) The exercise price of each option shall be one hundred percent (100%) of the fair market value of the stock subject to such option on the date such option is granted.

     (c) The optionee may elect to make payment of the purchase price of common stock acquired upon exercise of an option under one of the following alternatives: (1) payment of the exercise price in cash at the time the option is exercised; (2) provided that at the time of exercise the Company's common stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of shares of common stock of the Company that have been owned by the optionee for at least six (6) months and that are owned free and clear of any liens, claims, encumbrances, or security interests, which common stock shall be valued at fair market value on the date of exercise; or (3) payment by a combination of the methods of payment specified in subparagraphs 6(c)(1) and 6(c)(2) above.

     (d) An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his or her guardian or legal representative. The optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

     (e) (1) An option shall vest with respect to each optionee in four (4) equal annual installments commencing on the date one year after the date of grant, provided that the optionee has, during the entire year prior to such vesting date, continuously served as a Non-Employee


                                       5.

Director or as an employee of the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

     (2) In the event of the termination of an optionee's service as a Non-Employee Director or as an employee of the Company or any Affiliate of the Company, options held by such optionee may be exercised only as to that number of shares as to which such options were exercisable on the date of termination of such service under the provisions of Section 6(e)(1) above. Notwithstanding the foregoing, however, in the event such service terminates due to an optionee's death or disability, such options shall become exercisable in full in accordance with their terms and without regard to their original vesting schedule.

     (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and (2) to give written assurance satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.


                                       6.

7.   COVENANTS OF THE COMPANY

     (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of common stock required to satisfy such options.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of common stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If the Company is unable to obtain from any such regulatory commission or agency the authority for which counsel for the Company deems necessary for the lawful issuance and sale of common stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell common stock upon exercise of such options unless and until such authority is obtained.

8.   USE OF PROCEEDS FROM STOCK

     Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.   MISCELLANEOUS

     (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) hereof shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

     (b) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days


                                       7.

after the close of each of the Company's fiscal years during the option term, upon written request, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the Bylaws of the Company and such other information regarding the Company as the holders of such option may reasonably request.

10.  ADJUSTMENTS UPON CHANGES IN STOCK

     (a) If any change is made in the common stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

     (b) In the event of (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) any other capital reorganization (including a reverse merger in which the Company is the surviving corporation) in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged for or converted into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (ii) such options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar options for those outstanding under the Plan, then, with respect


                                       8.



to options held by persons then performing services as a Non-Employee Director or as an employee of the Company, the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event. Notwithstanding the foregoing, no option may be terminated pursuant to this provision unless and until ten (10) days written notice of such termination has been given to the holder of an option to be so terminated.

11.  AMENDMENT OF THE PLAN

     (a) The Board at any time, and from time to time, may amend the Plan.

     (b) Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom the option was granted.

12.  TERMINATION OR SUSPENSION OF THE PLAN

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all shares reserved for issuance under the Plan have been issued. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

13.  EFFECTIVE DATE OF PLAN

     The Plan shall become effective upon adoption by the Board of Directors, subject to the condition that the Plan be approved by the vote of the holders of a majority of the shares of the Company represented and voting at the next special or annual meeting of stockholders of the


                                       9.

Company. No option granted under the Plan shall be exercised or exercisable unless and until the condition of this Paragraph 13 has been met.















                                      10.

                               DIONEX CORPORATION

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 23, 1997

     The undersigned hereby appoints A. BLAINE BOWMAN and MICHAEL W. POPE, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Dionex Corporation that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Dionex Corporation to be held at Dionex Corporation, 501 Mercury Drive, Sunnyvale, California 94086 on Thursday, October 23, 1997, at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect  directors to hold office until the next Annual  Meeting of
            Stockholders and until their successors are elected.

|_|  FOR all nominees listed below                |_|      WITHHOLD AUTHORITY to
     (except as marked to the contrary                     vote for all nominees
     below).                                               listed below.

Nominees: David L. Anderson, James F. Battey, A. Blaine Bowman, B. J. Moore

To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            (Continued on other side)


                                       1.

                           (Continued from other side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2, 3 AND 4.

PROPOSAL 2: To approve an amendment to the Dionex  Corporation Stock Option Plan
            to  increase  the  aggregate   number  of  shares  of  Common  Stock
            authorized for issuance under such plan by 400,000 shares.

         |_| FOR                |_| AGAINST                 |_| ABSTAIN

PROPOSAL 3: To approve an amendment to the 1988  Directors  Stock Option Plan to extend the term of the plan to July 27, 2007 and to make certain administrative changes.

         |_| FOR                |_| AGAINST                 |_| ABSTAIN

PROPOSAL 4: To ratify the  selection  of Deloitte & Touche LLP as the  Company's independent auditors for its fiscal year ending June 30, 1998.

         |_| FOR                |_| AGAINST                 |_| ABSTAIN


DATED ________, 1997                           _________________________________
                                                        SIGNATURE(S)

                                        Please sign exactly as your name appears
                                        hereon.  If the stock is  registered  in
                                        the names of two or more  persons,  each
                                        should sign. Executors,  administrators,
                                        trustees,          guardians         and
                                        attorneys-in-fact   should   add   their
                                        titles.  If  signer  is  a  corporation,
                                        please give full corporate name and have
                                        a duly authorized  officer sign, stating
                                        title.   If  signer  is  a  partnership,
                                        please  sign  in  partnership   name  by
                                        authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.


                                       2.